PowerShares Actively Managed Exchange-Traded Commodity Fund Trust

Amendment No. 1 to the Declaration of Trust

A trust known as PowerShares Actively Managed Exchange-Traded Commodity Fund Trust (the “Trust”) was created by an Agreement and Declaration of Trust dated December 23, 2013 (the “Declaration”). Pursuant to the authority granted by Article XI, Section 11.1 of the Declaration, the following amendment to the Declaration is hereby adopted, effective as of June 4, 2018:

Article I, Section 1.1 is amended to read as follows:

Section 1.1. Name. This Trust shall be known as “Invesco Actively Managed Exchange-Traded Commodity Fund Trust” and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

(signature page follows)

IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees of the Trust, have executed this instrument as of this 19th day of April, 2018.

/s/ Ronn R. Bagge	/s/ Yung Bong Lim
Ronn R. Bagge,	Yung Bong Lim,
as Trustee	as Trustee
3500 Lacey Road, Suite 700	3500 Lacey Road, Suite 700
Downers Grove, Illinois 60515	Downers Grove, Illinois 60515

/s/ Todd J. Barre	/s/ Phillip M. Nussbaum
Todd J. Barre,	Philip M. Nussbaum,
as Trustee	as Trustee
3500 Lacey Road, Suite 700	3500 Lacey Road, Suite 700
Downers Grove, Illinois 60515	Downers Grove, Illinois 60515

/s/ Kevin M. Carome	/s/ Gary R. Wicker
Kevin M. Carome,	Gary R. Wicker,
as Trustee	as Trustee
3500 Lacey Road, Suite 700	3500 Lacey Road, Suite 700
Downers Grove, Illinois 60515	Downers Grove, Illinois 60515

/s/ Marc M. Kole	/s/ Donald H. Wilson
Marc M. Kole,	Donald H. Wilson,
as Trustee	as Trustee
3500 Lacey Road, Suite 700	3500 Lacey Road, Suite 700
Downers Grove, Illinois 60515	Downers Grove, Illinois 60515